EXHIBIT 23.1

                       Consent of Malone & Bailey, PLLC.

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Eurbid.com, Inc.

We consent to the incorporation by reference in this Registration Statement of Eurbid.com, Inc. on Form S-8 of our report dated October 10, 2000, appearing in Form 10-KSB of Eurbid.com, Inc.for the year ended June 30, 2000.

MALONE & BAILEY, PLLC
Houston, Texas

November 2, 2000